MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 12, 2013, by and among Momspot LLC, a Delaware limited liability company (the “Company”), and Atrinsic, Inc., a Delaware corporation (“Purchaser” and together with the Company, each a “Party” and collectively, the “Parties”). All capitalized terms not otherwise defined in this Agreement, have the meanings ascribed to them in the Company’s Operating Agreement, dated as of the date hereof (the “Operating Agreement”).

RECITALS

WHEREAS, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, a percentage of the Membership Interests in the Company (each a “Membership Interest” and collectively, the “Membership Interests”), all upon the terms and subject to the conditions set forth herein and upon the terms and provisions of the Operating Agreement.

Now, Therefore, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF MEMBERSHIP INTEREST

Section 1.1         Sale and Issuance of Membership Interest. Subject to the terms and conditions set forth in this Agreement, the Company is simultaneously herewith issuing and selling to Purchaser, and Purchaser is purchasing from the Company, fifty-one percent (51%) of the Membership Interests in the Company in exchange for Purchaser’s commitment to contribute to the Company, upon closing of the transactions contemplated here by, $165,000 to finance the anticipated working capital needs of the Company.

Section 1.2         Admission as Member. The Company further agrees to admit Purchaser as a Member (as such term is defined in the Operating Agreement), in accordance with the terms and conditions of the Operating Agreement.

Section 1.3         Closing. The closing (the “Closing”) of the sale and admission of Purchaser as a Member (as such term is defined in the Operating Agreement) shall occur upon the acceptance of Purchaser’s subscription, as evidenced by the Company’s execution of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to Purchaser to enter into this Agreement and to purchase the Membership Interest, the Company hereby represents and warrants to Purchaser as follows:

Section 2.1         Organization and Qualification. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business and activities as presently conducted and to carry out the purposes set forth in Section 3.1 of the Operating Agreement.

Section 2.2         Capitalization. Assuming the consummation of the transactions contemplated by this Agreement, all of the outstanding ownership interests in the Company are as set forth on Schedule A to the Operating Agreement. Other than as set forth in this Agreement, there exist no options or other rights to acquire any ownership interest in the Company.

Section 2.3         Subsidiaries. The Company does not presently own or control, directly or indirectly, any equity interest in any other corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

Section 2.4         Authorization. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder, and the issuance (or reservation for issuance) and delivery of the Membership Interest being issued have been duly authorized by, and this Agreement constitutes a valid and legally binding obligation of, the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

Section 2.5         Compliance with Other Instruments. The Company is not in material violation or default of any provisions of its Certificate of Formation or Operating Agreement or, to its knowledge of any material provision of any United States federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the Company’s business. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or constitute, with or without the passage of time, a default under any provision of any material contract to which the Company is a party or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company other than those which would not have a material adverse effect on the Company’s business and assets.

Section 2.6         Governmental Authority and Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

Section 2.7         Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the business or financial condition or prospects of the Company, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing.

2

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

As a material inducement to the Company to enter into this Agreement and to issue and sell the Membership Interest to Purchaser, Purchaser hereby represents and warrants to the Company as follows:

Section 3.1         Authorization; Enforceability. Purchaser has the right, power and authority to execute and deliver this Agreement and to perform its obligations thereunder in accordance with the terms thereof. The execution, delivery and performance of this Agreement has been duly and validly authorized and approved by all necessary action on the part of Purchaser.

Section 3.2         Consents and Approvals. Purchaser has obtained all consents and approvals necessary for it to enter into, and consummate the transactions contemplated by, this Agreement.

Section 3.3         Investment Representations.

(a)          Purchaser is a sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Membership Interest, which are substantial, and has in fact evaluated such merits and risks in making its investment decision to purchase the Membership Interest. Purchaser has consulted and relied upon its own tax, financial, legal or business advisors as to the appropriateness of an investment in the Membership Interest.

(b)          Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and is acquiring the Membership Interest acquired by it for investment purposes and not with a view to the distribution thereof or of or any part thereof in violation of the Securities Act or any applicable state securities laws.

(c)          Purchaser has been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Company, to ask questions of and receive answers from representatives of the Company, its officers, managers, employees and agents concerning the terms and conditions of this offering and the sale of the Membership Interest hereunder, the Company and its business and prospects, and to obtain any additional information which Purchaser deems necessary to verify the accuracy of the information received. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Membership Interest, and any information so requested has been made available to the full and complete satisfaction of Purchaser.

3

(d)          Purchaser understands that the Membership Interests have not been and will not be registered under the Securities Act or applicable state securities laws and, therefore, cannot be reoffered or resold unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available. Purchaser understands that the Company is under no obligation to register the Membership Interests under the Securities Act or assist Purchaser with complying with any exemption from registration under the Securities Act. Accordingly, Purchaser is aware that there are legal and practical limits on its ability to sell or dispose of the Membership Interest and, therefore, that Purchaser must bear the economic risk of its investment for an indefinite period of time. Purchaser has adequate means of providing for Purchaser’s current needs and possible personal contingencies and has no need for any liquidity in its investment.

Section 3.4         Operating Agreement.         Purchaser acknowledges that the Membership Interests and the holders thereof shall have the rights and obligations set forth in the Operating Agreement.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1         Survival. All representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other instrument delivered pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.2         Execution in Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts, each of which shall be deemed an original instrument and all of which together shall constitute one and the same agreement.

Section 4.3         Amendments and Waivers. No provision of this Agreement may be amended, modified or waived except by a written instrument signed, in the case of an amendment, by each Party or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of a Party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 4.4         Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or any other provisions hereof, unless such a construction would be unreasonable.

4

Section 4.5           Governing Law; Choice of Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws provisions thereof to the extent that the general application of the laws of another jurisdiction would be required thereby. The Parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the Federal or state courts of the State of New York, County of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Federal or state courts of State of New York, County of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

Section 4.6         Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

Section 4.7         No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any third person, other than the Parties, any right, remedy or claim under or by reason of this Agreement.

Section 4.8         Headings. The headings of Sections and Subsections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect in any way the meaning, construction or interpretation of this Agreement.

Section 4.9         Further Assurances. On and after the date hereof, each Party shall use reasonable best efforts to take, or cause to taken, such other actions and to execute and deliver, or cause to be executed and delivered, such other documents, certificates and agreements as may be reasonably requested by another Party or as may otherwise be necessary to implement expeditiously the provisions of this Agreement and to make effective, as soon as reasonably practicable, the transactions contemplated hereby.

Section 4.10       Entire Agreement; Integration. This Agreement and the Operating Agreement constitute the entire agreement, and supersede any and all previous agreements, among the parties with respect to the subject matter hereof.

[The remainder of this page has been intentionally left blank.]

5

IN WITNESS WHEREOF, each Party has duly executed or caused to be duly executed this Agreement as of the date first above written.

MOMSPOT LLC

By:	ATRINSIC, INC., Manager

By:	/s/ Sebastian Giordano
	Name:	Sebastian Giordano
	Title:	Interim Chief Restructuring Officer

ATRINSIC, INC.

By:	/s/ Sebastian Giordano
	Name:	Sebastian Giordano
	Title:	Interim Chief Restructuring Officer

[Signature Page to Membership Interest Purchase Agreement]